UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2006

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2006, Acquicor Technology Inc. ("Acquicor") and its wholly-owned subsidiary, Joy Acquisition Corp. ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Jazz Semiconductor, Inc. ("Jazz") and TC Group, L.L.C. ("TC Group"), as stockholders’ representative (the "Stockholders’ Representative"), pursuant to which Merger Sub will merge with and into Jazz (the "Merger") and Jazz will become a wholly owned subsidiary of Acquicor. The Merger Agreement is attached herewith as Exhibit 10.1 and is incorporated herein by reference.

The Company owns 44,910,000 shares of Series B Preferred Stock and 7,583,501 shares of Class B Common Stock of Jazz, representing an approximately 42% ownership interest in Jazz. Jazz was formed in March 2002 as a joint venture between the Company and The Carlyle Group. Dwight W. Decker, Chairman and Chief Executive Officer of the Company, is a director of Jazz. The Company leases to Newport Fab, LLC, an affiliate of Jazz ("Newport Fab"), certain real properties for Jazz’s headquarters and manufacturing facilities in Newport Beach, California.
As described below, the Company expects to receive for its ownership interests in Jazz cash proceeds of approximately $100 million upon completion of the Merger.

Merger Agreement

Under the terms of the Merger Agreement, Acquicor will pay $260 million in cash in exchange for all of the outstanding equity of Jazz (including all outstanding stock options), reduced by: (i) a payment in the amount of $16.3 million to be made by Jazz to the Company to redeem 7,583,501 shares of Class B Common Stock held by the Company and in consideration for an amendment to the Wafer Supply Termination Agreement, dated as of June 26, 2006, by and between Jazz and the Company to remove Jazz’s obligation to issue additional shares of Class B Common Stock to the Company; (ii) the amount of retention and stay bonus payments to be made to certain Jazz employees in an aggregate amount not to exceed $6.75 million; and (iii) transaction expenses incurred by Jazz in connection with the Merger. The purchase price is also subject to a possible decrease of up to $4.5 million and a possible increase of up to $4.5 million plus $50,000 per day for each day after March 31, 2007 until the closing, based on the working capital position of Jazz as of the closing. In addition, following the closing, Acquicor may become obligated to pay to former stockholders of Jazz 50% of any excess over $10 million of the proceeds from its investment in Shanghai Hua Hong NEC Electronics Co., Ltd. from certain specified events occurring during the first three years following the closing.

At the closing, up to $31.75 million of the purchase price will be placed in escrow for working capital adjustments, indemnification obligations of Jazz’s stockholders to Acquicor for any breaches of Jazz’s representations, warranties, covenants and obligations under the Merger Agreement and to fund obligations by Jazz to make retention and stay bonus payments following the Closing to certain of its employees. In addition, $1 million of the amounts otherwise distributable to Jazz’s stockholders will be distributed to and held by the Stockholders’ Representative to fund its expenses in managing indemnification claims and post-closing purchase price adjustments.
Under the Merger Agreement, the obligations of the parties to consummate the Merger are subject to certain closing conditions including, among other things, obtaining approval of Acquicor’s stockholders, the expiration of any waiting period under the Hart-Scott-Rodino Act and Acquicor obtaining at least $65 million of debt financing.

In addition, in the event that Wachovia Capital Finance Corporation (Western) and Wachovia Capital Markets, LLC or one or more other third parties provides at least $35 million of debt or equity financing to Acquicor at the closing, and the proceeds of all available third party financing together with the proceeds available to Acquicor from its trust account are less than the amount payable by Acquicor at the closing, after using all cash on Acquicor’s balance sheet immediately prior to the closing in excess of $20 million, then the current stockholders of Jazz, including the Company, have agreed to fund such shortfall in an amount not to exceed $80 million on the terms set forth in the Merger Agreement (the "Stockholder Loan"). In the event that the Stockholder Loan is made, the amount to be held in the indemnity escrow fund shall be reduced by the amount of the Stockholder Loan.

Stockholder Support Agreement

On September 26, 2006, in connection with the execution of the Merger Agreement, the Company and the other key stockholders of the Company also entered into a Stockholder Support Agreement (the "Stockholder Support Agreement") in favor of Acquicor restricting their ability to transfer, directly or indirectly, their shares. The Stockholder Support Agreement is attached herewith as Exhibit 10.2 and is incorporated herein by reference. In addition, the Company and the other key stockholders are forbidden to deposit their shares into a voting trust or grant any proxies or enter into any voting agreements with respect to their shares. The Company and the other key stockholders are also required to vote their shares against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Jazz in the Merger Agreement and against (i) any transaction that would result in an acquisition, issuance or disposition of 1% or more of capital stock in Jazz or any sale, license, disposition or acquisition of all or a substantial portion of the business or assets of Jazz or its subsidiaries, (ii) any reorganization, recapitalization, dissolution or liquidation of Jazz or any subsidiary of Jazz that is not directly or indirectly wholly-owned by Jazz, (iii) any change in a majority of the board of directors of Jazz, (iv) any amendment to Jazz’s certificate of incorporation or bylaws, (v) any material change in Jazz’s capitalization or corporate structure, and (vi) any other action that could impede, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement

In addition, the Company's press release disclosing the Merger is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99. Press Release of Registrant dated September 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

October 2, 2006	By:	J. Scott Blouin

Name: J. Scott Blouin
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of September 26, 2006, by and among Acquicor Technology Inc., Joy Acquisition Corp., Jazz Semiconductor, Inc. and T.C. Group, L.L.C., as the stockholders' representative
10.2	Stockholder Support Agreement dated as of September 26, 2006, by and among Acquicor Technology Inc., Conexant Systems, Inc., RF Micro Devices, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle High Yield Partners, L.P.
99.1	Press release of Conexant Systems, Inc., dated September 26, 2006